Exhibit 99.1

Ultratech Announces First Quarter 2009 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 16, 2009--Ultratech, Inc. (NasdaqGM:UTEK) today announced unaudited results for the three-month period ended April 4, 2009.

For the first quarter of fiscal 2009, Ultratech reported net sales of $25.7 million compared to $31.1 million during the first quarter of 2008. Ultratech’s net income for the first quarter of 2009 was $0.2 million or $0.01 per share (diluted) compared to net income of $2.0 million or $0.08 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Ultratech Chairman and Chief Executive Officer, stated, “During the quarter, Ultratech’s customers accelerated their plans to cut costs by scaling back their investments and reducing factory utilization throughout the period. As a result, we experienced declines in our revenue and our profitability for the period.”

“We have taken further measures to reduce operating expenses, drive structural efficiencies and adjust the cost structure to reduce breakeven revenue levels and conserve cash during this extremely challenging business environment,” continued Zafiropoulo.

“Over Ultratech’s 30-year history, we have developed strategies that we believe allow us to effectively manage challenging business conditions with an eye toward future opportunities. While we can’t change the economic climate in which we are operating, we believe that because of our market leadership, the resources we have in place and our experience, we are well equipped to manage through this period as we continue to execute our long-term strategy,” Zafiropoulo concluded.

At April 4, 2009, Ultratech had $160 million in cash, cash equivalents and short-term investments. Working capital was $185 million and stockholders’ equity was $8.20 per share based on 23,603,995 total shares outstanding on April 4, 2009.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 16, 2009. To listen to the call over the Internet or to obtain telephone dial-in information, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 23, 2009. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 92510845.

Profile

Ultratech, Inc. (NasdaqGM:UTEK) designs, manufactures and markets photolithography and laser processing equipment. The company’s market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and LEDs. Ultratech, a pioneer of laser processing, developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 65-nm and below production of state-of-the-art consumer electronics. Founded in 1979, Ultratech celebrates 30 years headquartered in San Jose, Calif. Visit Ultratech online at: www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers’ financial condition and demand for semiconductors; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; affect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2008. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Apr. 4,	Dec. 31,
(In thousands )	2009	2008*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and
short-term investments	$159,684	$158,498
Accounts receivable	13,912	18,318
Inventories	32,647	31,618
Prepaid expenses and other
current assets	5,202	4,836
Total current assets	211,445	213,270

Equipment and leasehold
improvements, net	12,405	12,788

Other assets	2,891	3,133

Total assets	$226,741	$229,191

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$8,500	$6,000
Accounts payable	7,215	8,830
Deferred product and service income	2,610	4,328
Other current liabilities	8,441	9,923
Total current liabilities	26,766	29,081

Other liabilities	6,455	6,687

Stockholders' equity	193,520	193,423

Total liabilities and stockholders' equity	$226,741	$229,191

* The balance sheet as of December 31, 2008 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Apr. 4,	Mar. 29,
(In thousands, except per share amounts)	2009	2008
Total net sales*	$25,655	$31,136

Cost of sales:
Cost of products sold	11,392	13,677
Cost of services	1,871	2,095
Total cost of sales	13,263	15,772
Gross profit	12,392	15,364
Operating expenses:
Research, development and engineering	5,177	5,971
Selling, general, and administrative	6,963	8,512
Operating income	252	881
Interest expense	(10)	(72)
Interest and other income (expense), net	(45)	1,309

Income before income taxes	197	2,118
Provision for income taxes	6	166
Net income	$191	$1,952
Earnings per share - basic:
Net income	$0.01	$0.08
Number of shares used in per share calculations - basic	23,647	23,456
Earnings per share - diluted:
Net income	$0.01	$0.08
Number of shares used in per share calculations - diluted	23,678	23,473

* Systems sales	$19,866	$23,485
Parts sales	2,255	3,463
Service sales	3,452	4,188
License sales	82	-
Total sales	$25,655	$31,136

(UTEK-F)

CONTACT:
Ultratech
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche', 408-321-8835
Vice President of Investor Relations and
Corporate Communications